UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2001

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-19508	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Veterans Memorial Boulevard

Metairie, Louisiana 70005

(Address of principal executive offices) (Zip Code)

(504) 837-5880

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

        The Company is filing herewith the Credit Agreement dated June 29, 2001 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent and as a Lender, Deutsche Banc Alex. Brown Inc., as Syndication Agent, Bankers Trust Company, as a Lender and the other Lenders party thereto from time to time, for its new $550 million senior secured credit facility.

        The Company is also filing herewith the Second Supplemental Indenture dated June 29, 2001 by and between the Company and Citibank, N.A., as trustee, relating to the Company's 6.70% Notes Due 2003 and its 6.40% Remarketable or Redeemable Securities (ROARS) Due May 1, 2013 (Remarketing Date May 1, 2003).

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
4.1

Credit Agreement dated June 29, 2001 by and among the Company, Empresas Stewart- Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent and as a Lender, Deutsche Banc Alex. Brown Inc., as Syndication Agent, Bankers Trust Company, as a Lender and the other Lenders party thereto from time to time.

	4.2	Second Supplemental Indenture dated June 29, 2001 by and between the Company and Citibank, N.A., as trustee.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
July 12, 2001	/S/ MICHAEL G. HYMEL Michael G. Hymel Vice President Chief Accounting Officer Corporate Controller

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
July 12, 2001	______________________________________ Michael G. Hymel Vice President Chief Accounting Officer Corporate Controller